INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 29 to Registration Statement No. 811-01737 of Great-West Variable Annuity Account A on Form N-1 of our report dated February 13, 2004, appearing in the Annual Report to Participants for the year ended December 31, 2003. We also consent to the reference to us under the heading "Independent Auditors" in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Denver, Colorado
April 26, 2004